UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 8, 2006

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31886	20-0745214
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 255 City of Industry, California		91748
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 964-2848

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02  Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

(d) On March 8, 2006, the Board of Directors (the “Board”) of AXM Pharma, Inc. (the “Company”) elected Elliot M. Maza and Wenzhou Zhang to serve as directors of the Company.  Elliot M. Maza will serve as the Chairman of the Audit Committee.

Mr. Maza is currently the Chief Financial Officer of Emisphere Technologies, Inc.  (NASDAQ: EMIS), a biopharmaceutical company.  Since December 2004, Mr. Maza has also served as a member of the Board of Directors and chairman of the audit committee of Tapestry Pharmaceuticals Inc. (NASDAQ: TPPH).  His career also includes tenures as a partner at Ernst and Young LLP and Vice President at Goldman Sachs.  Mr. Maza previously practiced law at Sullivan and Cromwell LLP.  Mr. Maza received his J.D. degree from the University of Pennsylvania Law School in 1985 and his C.P.A. from the State of New Jersey in 1981

Wenzhou Zhang has 38 years of pharmaceutical industry experience and management experience in China.  For the past 10 years, Mr. Zhang has served as a Vice Official to the State Food and Drug Administration and the State Drug Administration in China.  Previous to that time, Mr. Zhang served as the Secretary of Chongqing Municipality, the Chairman of the Chongqing Economic Reform Committee,  an official of Chongqing Drug Administration, and as a General Manager of Chongqing Pharmaceutical Factory.

A copy of the Company’s press release announcing Elliot M. Maza and Wenzhou Zhang elections are attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 9, 2006, by AXM Pharma, Inc. announcing the elections of Elliot M. Maza and Wenzhou Zhang to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXM PHARMA, INC.

Dated:  March 9, 2006

        By:     /s/ Wei-Shi Wang

            Wei-Shi Wang

            Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated March 9, 2006, by AXM Pharma, Inc. announcing the elections of Elliot M. Maza and Wenzhou Zhang to the Board of Directors.